Exhibit 99.2

Exact Sciences Announces Upsizing and Pricing of Public Offering of Common Stock July 28, 2016

MADISON, Wis.—(BUSINESS WIRE)— Exact Sciences Corporation (NASDAQ: EXAS) today announced the upsizing and pricing of its previously announced underwritten public offering of common stock.  The Company is selling 8,500,000 shares of common stock through the underwriters at a public offering price of $15.50 per share. The offering was increased to 8,500,000 shares from the previously announced offering of 7,000,000 shares due to market demand. The Company has also granted the underwriters an option to purchase up to 1,275,000 additional shares.  The offering is being underwritten by Jefferies LLC and Robert W. Baird & Co. Incorporated, as joint book-running managers of the offering, and Canaccord Genuity Inc., as co-manager of the offering, and is expected to close on or about August 2, 2016, subject to customary closing conditions.

The Company intends to use the net proceeds of this offering to fund expansion of Cologuard® commercialization activities, to fund product development efforts, and for general corporate and working capital purposes.

A shelf registration statement relating to the shares was filed with the Securities and Exchange Commission and is effective.  A copy of the prospectus supplement and prospectus relating to these securities may be obtained by contacting (a) Jefferies LLC, Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor,New York, NY 10022, or by calling 877-821-7388, or by e-mailing Prospectus_Department@Jefferies.com, (b) Robert W. Baird & Co. Incorporated, Syndicate Department, 777 E. Wisconsin Avenue, Milwaukee, WI 53202, or by calling 800-792-2473, or by e-mailing syndicate@rwbaird.com, (c) Canaccord Genuity Inc., Syndicate Department, 99 High Street, 12th Floor, Boston, MA 02110, or by calling 617-371-3900, or by e-mailing prospectus@canaccordgenuity.com, or (d) the Internet site of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.  The offering may be made only by means of the prospectus and related prospectus supplement.

About Exact Sciences

Exact Sciences Corporation is a molecular diagnostics company focused on the early detection and prevention of the deadliest forms of cancer.  The company has exclusive intellectual property protecting its noninvasive, molecular screening technology for the detection of colorectal cancer.  Cologuard is included in the American Cancer Society’s (2014) colorectal cancer screening guidelines and the recommendations of the U.S. Preventive Services Task Force (2016).  Stool DNA is included in the combined screening guidelines of the American Cancer Society/U.S. Multi-Society Task Force/American College of Radiology (2008) and the American College of Gastroenterology guidelines (2009).

Certain statements made in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange

Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate,” or other comparable terms. Forward-looking statements in this news release may address the following subjects among others: the terms and size of the offering and the use of proceeds from the offering.  Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recently filed Annual Report on Form 10-K and the Company’s subsequently filed Quarterly Reports on Form 10-Q.  The Company urges you to consider those risks and uncertainties in evaluating the Company’s forward-looking statements. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Exact Sciences Corporation
J.P. Fielder
Senior Director, Corporate Communications
608-210-5220
jpfielder@exactsciences.com

Source: Exact Sciences Corporation